Exhibit 1.01

Conflict Minerals Report of Omnicell, Inc. for the reporting period from
January 1, 2019 to December 31, 2019

Introduction

This Conflict Minerals Report (the “Report”) of Omnicell, Inc. (“Omnicell” or the “Company”) has been prepared pursuant to Rule 13p-1 (the “Rule”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the reporting period from January 1, 2019 to December 31, 2019 (the “Reporting Period”).

The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products and the minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals, which the Company collectively refers to in this Report as “Conflict Minerals,” are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten. The “Covered Countries,” for the purposes of the Rule and this Report, are the Democratic Republic of the Congo (“DRC”) and each adjoining country. Certain other terms in this Report are defined in SEC Release No. 34-67716 issued by the Securities and Exchange Commission (“SEC”) on August 22, 2012, and the reader is referred to those sources for such definitions.

Company and Product Overview

Omnicell is headquartered in the United States with a small number of operations offices located globally. The Company is a provider of medication management automation solutions and adherence tools for healthcare systems and pharmacies. The Company’s product offerings help enable healthcare providers to improve patient safety, increase efficiency, lower costs, tighten regulatory compliance and address population health challenges.

This Report relates to products: (i) for which Conflict Minerals are necessary to their functionality or production; (ii) that were manufactured, or contracted to be manufactured, by the Company; and (iii) for which the manufacture was completed during calendar year 2019. These products, which are referred to in this Report collectively as the “Covered Products,” are the following: secure dispensing systems; storage, retrieval and packaging systems; supply management systems; pharmacy sealers; sterile compounding solutions; semi-automated filling equipment and pharmacy-automated systems for medication packaging.

As a “downstream” purchaser of products or components that contain Conflict Minerals, the Company is at the end of a very long supply chain where it manufactures or contracts to manufacture products and does not directly source Conflict Minerals from mines, smelters or refiners nor specifically design Conflict Minerals into its products.

Reasonable Country-of-Origin Inquiry

The Company identified the following categories of suppliers that it reasonably believed represent the highest risk of providing products or components potentially containing Conflict Minerals: original equipment manufacturers, contract manufacturers, and electromechanical and metals suppliers (including off-the-shelf suppliers). Based on these criteria, the Company reviewed its list of suppliers for Covered Products the manufacture of which was completed in 2019 and determined that 33 suppliers fell within scope. For those 33 suppliers, the Company conducted a good faith, reasonable country-of-origin inquiry (“RCOI”) regarding the Conflict Minerals that were necessary to the functionality or production of the Covered Products (the “necessary Conflict Minerals”). The RCOI was reasonably designed to determine whether any of the necessary Conflict Minerals originated in the Covered Countries and whether any of the necessary Conflict Minerals may have been from recycled or scrap sources. To that end, these suppliers were contacted and asked to complete the Conflict Minerals Reporting Template (“CMRT”) developed by the Responsible Minerals Initiative (“RMI”). With the assistance of its third-party consultant, the Company reviewed and analyzed the quality of the responses and assessed the risk level of these suppliers. Of the 33 suppliers contacted, 97% responded to the request, with 91% (or 30 suppliers) providing CMRTs and 6% (or two suppliers) providing a company policy or declaration in lieu of a completed CMRT. One supplier returned a CMRT without completing any supplier-specific information, which the Company is not including as a “responsive” supplier.

Design of Due Diligence

The Company’s due diligence measures have been designed to conform, in all material respects, to the internationally recognized due diligence framework in The Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High Risk Areas: Third Edition, including the related supplements on gold, tin, tantalum and tungsten (the “OECD Guidance”), consistent with the Company’s position in the minerals supply chain as a downstream purchaser. The scope of the Company’s due diligence remained on Conflict Minerals - namely tin, tantalum, tungsten and gold.

Description of Due Diligence Measures

The Company’s due diligence measures performed with respect to Covered Products for the Reporting Period included the following:

1.OECD Step 1 – Establish Strong Company Management Systems

•Conflict Minerals policy. The Company’s Conflict Minerals policy was communicated to in-scope suppliers during the Reporting Period and is posted on its external website at: https://www.omnicell.com/about-us/social-responsibility.
•Conflict Minerals team. A cross-functional team comprised of individuals from the Company's supplier quality department across various sites and the legal department is responsible for implementing various aspects of its Conflict Minerals program and reporting to the executive team as needed to provide updates regarding the Company’s Conflict Minerals program.

•System of controls and transparency. The Company maintains a Conflict Minerals Due Diligence Handbook integrated within its quality management systems as a standard operating procedure, as well as an electronic database for collecting and retaining supplier responses and other information necessary to support its Conflict Minerals inquiry and reporting.
•Strengthen engagement with suppliers. In addition to the initial outreach to in-scope suppliers directing suppliers to the Company’s Conflict Minerals policy and requesting that they complete the CMRT, the Company communicates its risk analysis review findings to selected suppliers the Company considers to have an ineffective conflict minerals program based on a review of completed CMRTs, and follows up with these suppliers regarding incomplete or inconsistent responses (through quarterly business reviews or other means). As the Company has entered into new contracts, or as contracts renew, the Company has also included Conflict Minerals-related provisions in its contracts with direct suppliers regarding responsible sourcing and related reporting requirements.
•Grievance mechanism. The Company’s publicly available Conflict Minerals policy directs suppliers and other stakeholders to report any questions or concerns about the policy by emailing the Company at conflictminerals@omnicell.com.

2.OECD Step 2 – Identify and Assess Risk in the Supply Chain

To identify risk in its supply chain, the Company relied on its suppliers to provide information on the presence, use, source and chain of custody of the Conflict Minerals contained in supplier products or components included in the Covered Products by requesting that in-scope suppliers complete the CMRT. With the assistance of its third-party consultant, the Company reviewed suppliers’ completed CMRTs. The Company continues to follow up (through quarterly business reviews or other means) with selected suppliers it considers to have an ineffective conflict minerals program based primarily on a review of plausibility, consistency and gaps in information provided in their completed CMRTs, as well as sourcing practices and policies, in addition to the three suppliers that did not provide completed CMRTs. The Company’s consultant compared the names of smelters and refiners listed by suppliers in completed CMRTs against lists published by the RMI and the U.S. Department of Commerce to verify that the identified facilities are known metal processors. The Company’s consultant also compared the identified smelters and facilities against lists published by the Responsible Minerals Assurance Process (“RMAP”), developed by the RMI, of smelters and refiners that have been certified as conflict-free (i.e., conformant with RMAP assessment protocols) or that are “active” in the RMAP process (i.e., they have agreed to participate in the RMAP but the audit process has not yet been completed).

3.OECD Step 3 – Design and Implement a Strategy to Respond to Risk

The Company has developed a strategy for addressing supply chain risks identified in the course of its due diligence, including where suppliers do not cooperate or ultimately, notwithstanding encouragement from the Company, do not source from smelters or refiners that have been certified as conflict-free by the RMAP. This risk-mitigation strategy includes, with respect to suppliers the Company considers to have an ineffective conflict minerals program based on a review of completed CMRTs, cautioning the supplier, providing additional education and other corrective actions, giving the supplier an opportunity to address the risks, monitoring and tracking performance (through the incorporation of Conflict Minerals requirements into the Company’s contracts with direct suppliers as well as its quarterly business review and scoring process with in-scope suppliers) and escalating issues to management as appropriate. If such a supplier is unable to source from smelters or refiners that have been certified as conflict-free, the Company will need to review the risk on a case-by-case basis and determine proper strategies, such as alternate sourcing, if reasonably available.

4.OECD Step 4 – Independent Third-Party Audit of Smelter/Refiner’s Due Diligence Practices

As a downstream purchaser, the Company relies on the RMAP to perform independent third-party audits of the smelters and refiners within its supply chain. The Company encourages its suppliers to implement responsible sourcing, in particular, to use Conflict Minerals only from smelters or refiners that have been certified as conflict-free through the RMAP.

5.OECD Step 5 – Report on Supply Chain Due Diligence

The Company expects to report annually, to the extent required by the Rule, and has posted its Form SD containing this Report on its website at: http://ir.omnicell.com/financial-information/sec-filings.

Results of Due Diligence Performed

The due diligence measures described above revealed the following:

•As discussed above, of the 33 in-scope suppliers reviewed for the Reporting Period, 97% responded to the request to complete a CMRT, with 30 suppliers providing CMRTs with detailed information, and two suppliers providing a company policy or declaration in lieu of a completed CMRT. One supplier returned a CMRT without completing any supplier-specific information, which the Company is not including as a "responsive" supplier.
•The Company believes this response rate of in-scope suppliers indicates that its Conflict Minerals program generally continues to be more widely accepted among its suppliers and manufacturers than in the initial years of the program.
•Of the 30 suppliers that provided a CMRT, 18 suppliers reported having Conflict Minerals in their products. Of these 18 suppliers, 12 suppliers were considered to have an ineffective conflict minerals program based primarily on a review of plausibility, consistency and gaps in information provided in their completed CMRTs, as well as sourcing practices and policies. The Company followed up with certain of these suppliers, in addition to the three suppliers that did not provide completed CMRTs, through quarterly business reviews or other means.

During the Reporting Period, the Company re-examined its policy regarding the timing of future supplier training and on-site assessments performed by its third-party consultant. As a result, the Company did not provide training or conduct any on-site assessments of suppliers through its third-party consultant as planned during the Reporting Period, but anticipates doing so commencing as early as 2021.

Identified Smelters and Refiners

The Company has listed on Appendix 1 the smelters and refiners identified by its suppliers in completed CMRTs as a result of the Company’s RCOI and due diligence. Out of the 17 suppliers that provided CMRT smelter lists, six provided the smelters at the product or similar level (i.e., they provided information for the particular types of products and components they supplied to the Company) and 11 provided smelters at the company level (i.e., they provided information regarding all Conflict Minerals used in every component and product they manufacture rather than responses specific to the types of products and components used in the Covered Products). As a result, some of the smelters and refiners reported to the Company and identified on Appendix 1 may not actually have been used to process the necessary Conflict Minerals in the Covered Products.

Identified Countries of Origin

The Company does not have sufficient information to reliably determine the countries of origin of all of the necessary Conflict Minerals in the Covered Products given that certain suppliers provided inconsistent or incomplete responses or provided information at the company level. However, based on information provided by the Company’s in-scope suppliers in completed CMRTs, the Company believes that the countries of origin may include the countries listed on Appendix 2. As discussed above, because some suppliers provided information at the company level, there may be countries of origin identified on Appendix 2 that are not the countries of origin of the necessary Conflict Minerals actually included in the Covered Products.

Efforts to Determine Mine or Location of Origin

The Company’s efforts to determine the mines or locations of origin included the use of the due diligence measures described above.

Future Due Diligence and Risk Mitigation Measures

As the Company further develops its Conflict Minerals program, the Company intends to take the following steps to further enhance its due diligence measures and to mitigate the risk that, with respect to any of the Covered Products, necessary Conflict Minerals were used, directly or indirectly, to finance or benefit armed groups in the Covered Countries:

•Continue to communicate risk analysis review findings to certain suppliers the Company considers to have an ineffective conflict minerals program based on a review of completed CMRTs, through quarterly business reviews and other means, in order to improve the accuracy and completeness of and mitigate issues with suppliers’ CMRT responses;
•Continue to encourage its suppliers to implement responsible sourcing by using Conflict Minerals only from smelters or refiners that have been certified as conflict-free through the RMAP;
•Continue to utilize a third-party consultant to review completed CMRTs from suppliers and prepare the related risk assessment; and
•Provide training in future years to certain suppliers the Company considers to have an ineffective conflict minerals program based on a review of completed CMRTs during prior years, and select several of these suppliers to undergo an on-site assessment, to be performed by the Company’s third-party consultant, of the CMRT information provided by these suppliers. The objective of the assessment would be to improve comprehension and performance for the following reporting period. The Company anticipates providing such training and conducting such assessments commencing as early as 2021.

Inherent Limitations on Due Diligence Measures

The Company’s supply chain with respect to the Covered Products is complex, and its procurement and manufacturing process is significantly removed from the sourcing, mining, smelting and refining of Conflict Minerals. As a result, the Company does not have direct contractual relationships with smelters, refiners or mines, and there are many third parties in the supply chain between the ultimate manufacture of the Covered Products and the original sources of Conflict Minerals. Moreover, the Company believes that the smelters and refiners of the Conflict Minerals are best situated to identify the sources of Conflict Minerals and, therefore, has taken steps to identify the applicable smelters and refiners of necessary Conflict Minerals in the Company’s supply chain using the CMRT. However, tracing these minerals to their sources is a challenge that requires the Company to rely on its direct suppliers in its efforts to achieve supply chain transparency, including obtaining information regarding the origin of the necessary Conflict Minerals. The information provided by suppliers or third-party consultants or auditors may be inaccurate or incomplete or subject to other irregularities. In addition, because of the Company’s relative location within the supply chain in relation to the actual extraction and transport of Conflict Minerals, its ability to verify the accuracy of information reported by suppliers is limited.

Cautionary Note on Forward-Looking Statements

Forward-looking statements in this Report are made pursuant to the safe harbor provisions of Section 21E of the Exchange Act, and other federal securities laws. Investors are cautioned that statements in this Report that are not strictly historical statements, including without limitation, the Company’s intentions and expectations regarding further supplier engagement, future supplier audits and assessments and the timing thereof, future due diligence and risk mitigation efforts, strategy and future reporting, constitute forward-looking statements that involve risks and uncertainties. Words such as “expects,” ”anticipates,” “targets,” “goals,” “projects,” ”intends,” “plans,” “believes,” “seeks,” “estimates,” “evaluates,” variations of these words, and similar expressions are intended to identify such forward-looking statements. Actual results could differ materially from the forward-looking statements. Risks and uncertainties that could cause actual results to differ include, without limitation, risks and uncertainties associated with the progress of industry and other supply chain transparency and smelter or refiner validation programs for Conflict Minerals (including the possibility of inaccurate information, fraud and other irregularities), inadequate supplier education and knowledge, limitations on the ability or willingness of suppliers to provide more accurate, complete and detailed information and limitations on the Company’s ability to verify the accuracy or completeness of any supply chain information provided by suppliers or others, the impact on the Company and its suppliers of public health crises such as the ongoing global coronavirus (COVID-19) pandemic, as well as the possibility of future regulatory changes.

The Company has provided information as of the date of this Report, and undertakes no obligation to revise or update any forward-looking statements for any reason. Subsequent events, such as the inability or unwillingness of any of our suppliers, smelters or refiners to comply with Omnicell’s Conflict Minerals policy, may affect its future disclosures and determinations under the Rule. In addition, the Company’s due diligence and reporting obligations under the Rule may change in the future and its ability to implement certain processes or obtain information from its suppliers may differ materially from those anticipated or implied in this Report.

Appendix 1
Identified Smelters and Refiners

Based on the information that was provided by the Company’s suppliers in completed CMRTs, the Company believes that, to the extent reasonably determinable by the Company, the facilities that may have been used to process the necessary Conflict Minerals contained in the Covered Products included the smelters and refiners identified below. However, as noted above, where the Company’s suppliers provided information on a division- or company-wide basis regarding all Conflict Minerals used in every component and product they manufacture rather than responses specific to the types of products and components supplied to the Company for use in the Covered Products, the smelters and refiners reported to the Company by those suppliers may not actually have been used to process the necessary Conflict Minerals in the Covered Products.

Mineral	Smelter or refiner ID	Smelter or refiner name	RMAP-conformant*	Location of smelter or refiner
Gold	CID002763	8853 S.p.A.	Yes	ITALY
Tungsten	CID000004	A.L.M.T. Corp.	Yes	JAPAN
Gold	CID002708	Abington Reldan Metals, LLC	No	UNITED STATES
Gold	CID001754	Accurate Refining Group	No	UNITED STATES
Tungsten	CID002833	ACL Metais Eireli	Yes	BRAZIL
Gold	CID000015	Advanced Chemical Company	Yes	UNITED STATES
Gold	CID003185	African Gold Refinery	No	UGANDA
Gold	CID000019	Aida Chemical Industries Co., Ltd.	Yes	JAPAN
Gold	CID000028	Aktyubinsk Copper Company TOO	No	KAZAKHSTAN
Gold	CID002560	Al Etihad Gold Refinery DMCC	Yes	UNITED ARAB EMIRATES
Gold	CID000035	Allgemeine Gold-und Silberscheideanstalt A.G.	Yes	GERMANY
Gold	CID000041	Almalyk Mining and Metallurgical Complex (AMMC)	Yes	UZBEKISTAN
Tin	CID000292	Alpha	Yes	UNITED STATES
Tin	CID002825	An Thai Minerals Co., Ltd.	No	VIETNAM
Tin	CID002703	An Vinh Joint Stock Mineral Processing Company	No	VIETNAM
Gold	CID000058	AngloGold Ashanti Corrego do Sitio Mineracao	Yes	BRAZIL
Gold	CID000077	Argor-Heraeus S.A.	Yes	SWITZERLAND
Gold	CID000082	Asahi Pretec Corp.	Yes	JAPAN
Gold	CID000924	Asahi Refining Canada Ltd.	Yes	CANADA
Gold	CID000920	Asahi Refining USA Inc.	Yes	UNITED STATES
Gold	CID000090	Asaka Riken Co., Ltd.	Yes	JAPAN
Tantalum	CID000092	Asaka Riken Co., Ltd.	Yes	JAPAN
Tungsten	CID002502	Asia Tungsten Products Vietnam Ltd.	Yes	VIETNAM
Gold	CID000103	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	No	TURKEY
Gold	CID002850	AU Traders and Refiners	Yes	SOUTH AFRICA
Gold	CID002851	AURA-II	No	UNITED STATES
Gold	CID000113	Aurubis AG	Yes	GERMANY
Gold	CID002863	Bangalore Refinery	Yes	INDIA

Mineral	Smelter or refiner ID	Smelter or refiner name	RMAP-conformant*	Location of smelter or refiner
Gold	CID000128	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Yes	PHILIPPINES
Gold	CID000141	Bauer Walser AG	No	GERMANY
Gold	CID000157	Boliden AB	Yes	SWEDEN
Gold	CID000176	C. Hafner GmbH + Co. KG	Yes	GERMANY
Gold	CID000180	Caridad	No	MEXICO
Gold	CID000185	CCR Refinery - Glencore Canada Corporation	Yes	CANADA
Gold	CID000189	Cendres + Metaux S.A.	Yes	SWITZERLAND
Gold	CID003382	CGR Metalloys Pvt Ltd.	No	INDIA
Tantalum	CID000211	Changsha South Tantalum Niobium Co., Ltd.	Yes	CHINA
Tungsten	CID002513	Chenzhou Diamond Tungsten Products Co., Ltd.	Yes	CHINA
Tin	CID000228	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	Yes	CHINA
Tin	CID003190	Chifeng Dajingzi Tin Industry Co., Ltd.	Yes	CHINA
Gold	CID000233	Chimet S.p.A.	Yes	ITALY
Tungsten	4CHN003	China Minmetals Corp.	No (Unknown)	CHINA
Tin	CID001070	China Tin Group Co., Ltd.	Yes	CHINA
Tungsten	CID000258	Chongyi Zhangyuan Tungsten Co., Ltd.	Yes	CHINA
Gold	CID000264	Chugai Mining	Yes	JAPAN
Tin	CID000278	CNMC (Guangxi) PGMA Co., Ltd.	No	CHINA
Tungsten	CID000281	CNMC (Guangxi) PGMA Co., Ltd.	No	CHINA
Gold	1CHL014	Codelco	No (Unknown)	CHILE
Tin	CID000295	Cooperativa Metalurgica de Rondônia Ltda.	No	BRAZIL
Tantalum	CID000004	CP Metals Inc.	Yes	UNITED STATES
Tin	CID002570	CV Ayi Jaya	Yes	INDONESIA
Tin	CID002592	CV Dua Sekawan	Yes	INDONESIA
Tin	2IDN003	CV Duta Putra Bangka	No	INDONESIA
Tin	CID000306	CV Gita Pesona	Yes	INDONESIA
Tin	CID000307	CV JusTindo	No	INDONESIA
Tin	2IDN005	CV Makmur Jaya	No	INDONESIA
Tin	CID000315	CV United Smelting	Yes	INDONESIA
Tin	CID002455	CV Venus Inti Perkasa	Yes	INDONESIA
Tantalum	CID002504	D Block Metals, LLC	Yes	UNITED STATES
Gold	CID000328	Daejin Indus Co., Ltd.	No	KOREA, REPUBLIC OF
Gold	1KOR083	DaeryongENC	No (Unknown)	KOREA, REPUBLIC OF
Gold	CID000343	Daye Non-Ferrous Metals Mining Ltd.	No	CHINA
Tungsten	CID002518	Dayu Jincheng Tungsten Industry Co., Ltd.	No	CHINA
Tungsten	CID000345	Dayu Weiliang Tungsten Co., Ltd.	No	CHINA
Gold	CID002867	Degussa Sonne / Mond Goldhandel GmbH	No	GERMANY
Gold	CID003348	Dijllah Gold Refinery FZC	No	UNITED ARAB EMIRATES
Gold	CID000362	DODUCO Contacts and Refining GmbH	Yes	GERMANY
Tin	CID003356	Dongguan CiEXPO Environmental	No	CHINA

Mineral	Smelter or refiner ID	Smelter or refiner name	RMAP-conformant*	Location of smelter or refiner
Tantalum	CID000410	Douluoshan Sapphire Rare Metal Co Ltd	No	CHINA
Gold	CID000401	Dowa	Yes	JAPAN
Tin	CID000402	Dowa	Yes	JAPAN
Gold	CID003195	DS PRETECH Co., Ltd.	Yes	KOREA, REPUBLIC OF
Gold	CID000359	DSC (Do Sung Corporation)	Yes	KOREA, REPUBLIC OF
Tantalum	CID002590	E.S.R. Electronics	No	UNITED STATES
Gold	CID000425	Eco-System Recycling Co., Ltd.	Yes	JAPAN
Tin	CID002572	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	No	VIETNAM
Gold	CID001322	Elemetal Refining, LLC	No	UNITED STATES
Tin	CID000438	EM Vinto	Yes	BOLIVIA
Gold	CID002561	Emirates Gold DMCC	Yes	UNITED ARAB EMIRATES
Tin	CID000448	Estanho de Rondonia S.A.	No	BRAZIL
Tantalum	CID000456	Exotech Inc.	Yes	UNITED STATES
Tantalum	CID000460	F&X Electro-Materials Ltd.	Yes	CHINA
Gold	CID002355	Faggi Enrico S.p.A.	No	ITALY
Tin	CID000466	Feinhütte Halsbrücke GmbH	No	GERMANY
Tin	CID000468	Fenix Metals	Yes	POLAND
Gold	CID002515	Fidelity Printers and Refiners Ltd.	No	ZIMBABWE
Tantalum	CID002505	FIR Metals & Resource Ltd.	Yes	CHINA
Gold	CID002584	Fujairah Gold FZC	No	UNITED ARAB EMIRATES
Tungsten	CID000499	Fujian Jinxin Tungsten Co., Ltd.	Yes	CHINA
Tungsten	CID002531	Ganxian Shirui New Material Co., Ltd.	No	CHINA
Tungsten	CID002645	Ganzhou Haichuang Tungsten Co., Ltd.	Yes	CHINA
Tungsten	CID000875	Ganzhou Huaxing Tungsten Products Co., Ltd.	Yes	CHINA
Tungsten	CID002315	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Yes	CHINA
Tungsten	CID000868	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	No	CHINA
Tungsten	CID002494	Ganzhou Seadragon W & Mo Co., Ltd.	Yes	CHINA
Tungsten	CID002536	Ganzhou Yatai Tungsten Co., Ltd.	No	CHINA
Gold	CID002852	GCC Gujrat Gold Centre Pvt. Ltd.	No	INDIA
Gold	CID002459	Geib Refining Corporation	Yes	UNITED STATES
Tin	CID002848	Gejiu Fengming Metallurgy Chemical Plant	Yes	CHINA
Tin	CID002859	Gejiu Jinye Mineral Company	No	CHINA
Tin	CID000942	Gejiu Kai Meng Industry and Trade LLC	Yes	CHINA
Tin	CID000538	Gejiu Non-Ferrous Metal Processing Co., Ltd.	Yes	CHINA
Tin	CID001908	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	Yes	CHINA
Tin	CID000555	Gejiu Zili Mining And Metallurgy Co., Ltd.	Yes	CHINA
Tantalum	CID002558	Global Advanced Metals Aizu	Yes	JAPAN
Tantalum	CID002557	Global Advanced Metals Boyertown	Yes	UNITED STATES
Tungsten	CID000568	Global Tungsten & Powders Corp.	Yes	UNITED STATES
Tin	2CHN013	Gold Bell Group	No (Unknown)	CHINA

Mineral	Smelter or refiner ID	Smelter or refiner name	RMAP-conformant*	Location of smelter or refiner
Gold	CID002243	Gold Refinery of Zijin Mining Group Co., Ltd.	Yes	CHINA
Gold	CID001909	Great Wall Precious Metals Co., Ltd. of CBPM	No	CHINA
Tin	CID003116	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	Yes	CHINA
Gold	CID002312	Guangdong Jinding Gold Limited	No	CHINA
Tantalum	CID000291	Guangdong Rising Rare Metals-EO Materials Ltd.	Yes	CHINA
Tungsten	CID000218	Guangdong Xianglu Tungsten Co., Ltd.	Yes	CHINA
Tantalum	CID000616	Guangdong Zhiyuan New Material Co., Ltd.	Yes	CHINA
Tin	CID002849	Guanyang Guida Nonferrous Metal Smelting Plant	Yes	CHINA
Tantalum	CID002501	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	No	CHINA
Gold	CID000651	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	No	CHINA
Tantalum	CID002544	H.C. Starck Co., Ltd.	Yes	THAILAND
Tantalum	CID002546	H.C. Starck GmbH Laufenburg	No	GERMANY
Tantalum	CID002547	H.C. Starck Hermsdorf GmbH	Yes	GERMANY
Tantalum	CID002548	H.C. Starck Inc.	Yes	UNITED STATES
Tantalum	CID002549	H.C. Starck Ltd.	Yes	JAPAN
Tantalum	CID002550	H.C. Starck Smelting GmbH & Co. KG	Yes	GERMANY
Tungsten	CID002542	H.C. Starck Smelting GmbH & Co. KG	Yes	GERMANY
Tantalum	CID002545	H.C. Starck Tantalum and Niobium GmbH	Yes	GERMANY
Tungsten	CID002541	H.C. Starck Tungsten GmbH	Yes	GERMANY
Gold	CID000671	Hangzhou Fuchunjiang Smelting Co., Ltd.	No	CHINA
Gold	CID000689	HeeSung Metal Ltd.	Yes	KOREA, REPUBLIC OF
Gold	CID000694	Heimerle + Meule GmbH	Yes	GERMANY
Gold	CID002519	Henan Yuguang Gold & Lead Co., Ltd.	No	CHINA
Tantalum	CID002492	Hengyang King Xing Lifeng New Materials Co., Ltd.	Yes	CHINA
Gold	CID000707	Heraeus Metals Hong Kong Ltd.	Yes	CHINA
Gold	CID000711	Heraeus Precious Metals GmbH & Co. KG	Yes	GERMANY
Tantalum	CID000731	Hi-Temp Specialty Metals, Inc.	No	UNITED STATES
Tin	CID002844	HuiChang Hill Tin Industry Co., Ltd.	Yes	CHINA
Tin	CID000760	Huichang Jinshunda Tin Co., Ltd.	Yes	CHINA
Gold	CID000767	Hunan Chenzhou Mining Co., Ltd.	No	CHINA
Tungsten	CID000766	Hunan Chenzhou Mining Co., Ltd.	Yes	CHINA
Tungsten	CID002579	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	Yes	CHINA
Tungsten	CID000769	Hunan Chunchang Nonferrous Metals Co., Ltd.	Yes	CHINA
Gold	CID000773	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	No	CHINA
Tungsten	CID003182	Hunan Litian Tungsten Industry Co., Ltd.	Yes	CHINA
Gold	CID000778	HwaSeong CJ CO., LTD.	No	KOREA, REPUBLIC OF
Tungsten	CID002649	Hydrometallurg, JSC	Yes	RUSSIAN FEDERATION

Mineral	Smelter or refiner ID	Smelter or refiner name	RMAP-conformant*	Location of smelter or refiner
Gold	CID000801	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	Yes	CHINA
Gold	CID002562	International Precious Metal Refiners	No	UNITED ARAB EMIRATES
Gold	CID000807	Ishifuku Metal Industry Co., Ltd.	Yes	JAPAN
Gold	CID000814	Istanbul Gold Refinery	Yes	TURKEY
Gold	CID002765	Italpreziosi	Yes	ITALY
Gold	CID000823	Japan Mint	Yes	JAPAN
Tungsten	CID000825	Japan New Metals Co., Ltd.	Yes	JAPAN
Tungsten	CID002551	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Yes	CHINA
Gold	CID000855	Jiangxi Copper Co., Ltd.	Yes	CHINA
Tungsten	CID002647	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	Active	CHINA
Tantalum	CID002512	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	Yes	CHINA
Tungsten	CID002321	Jiangxi Gan Bei Tungsten Co., Ltd.	Yes	CHINA
Tin	CID000244	Jiangxi Ketai Advanced Material Co., Ltd.	No	CHINA
Tungsten	CID002313	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	No	CHINA
Tin	CID001231	Jiangxi New Nanshan Technology Ltd.	Yes	CHINA
Tungsten	CID002318	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Yes	CHINA
Tantalum	CID002842	Jiangxi Tuohong New Raw Material	Yes	CHINA
Tungsten	CID002317	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Yes	CHINA
Tungsten	CID002535	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	No	CHINA
Tungsten	CID002316	Jiangxi Yaosheng Tungsten Co., Ltd.	Yes	CHINA
Tantalum	CID003191	Jiujiang Janny New Material Co., Ltd.	No	CHINA
Tantalum	CID000914	JiuJiang JinXin Nonferrous Metals Co., Ltd.	Yes	CHINA
Tantalum	CID000917	Jiujiang Tanbre Co., Ltd.	Yes	CHINA
Tantalum	CID002506	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	Yes	CHINA
Gold	CID000927	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	No	RUSSIAN FEDERATION
Gold	CID000929	JSC Uralelectromed	Yes	RUSSIAN FEDERATION
Gold	CID000937	JX Nippon Mining & Metals Co., Ltd.	Yes	JAPAN
Gold	CID002563	Kaloti Precious Metals	No	UNITED ARAB EMIRATES
Gold	CID000956	Kazakhmys Smelting LLC	No	KAZAKHSTAN
Gold	CID000957	Kazzinc	Yes	KAZAKHSTAN
Tantalum	CID002539	KEMET Blue Metals	Yes	MEXICO
Tantalum	CID002568	KEMET Blue Powder	Yes	UNITED STATES
Tungsten	CID000966	Kennametal Fallon	Yes	UNITED STATES
Tungsten	CID000105	Kennametal Huntsville	Yes	UNITED STATES
Gold	CID000969	Kennecott Utah Copper LLC	Yes	UNITED STATES
Gold	CID002511	KGHM Polska Miedz Spolka Akcyjna	Yes	POLAND
Tantalum	CID000973	King-Tan Tantalum Industry Ltd.	No	CHINA
Gold	CID000981	Kojima Chemicals Co., Ltd.	Yes	JAPAN

Mineral	Smelter or refiner ID	Smelter or refiner name	RMAP-conformant*	Location of smelter or refiner
Gold	CID000988	Korea Metal Co., Ltd.	No	KOREA, REPUBLIC OF
Gold	CID002605	Korea Zinc Co., Ltd.	Yes	KOREA, REPUBLIC OF
Gold	CID001029	Kyrgyzaltyn JSC	Yes	KYRGYZSTAN
Gold	CID002865	Kyshtym Copper-Electrolytic Plant ZAO	No	RUSSIAN FEDERATION
Gold	CID001032	L'azurde Company For Jewelry	No	SAUDI ARABIA
Gold	CID001056	Lingbao Gold Co., Ltd.	No	CHINA
Gold	CID001058	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	No	CHINA
Tin	CID001063	Linwu Xianggui Ore Smelting Co., Ltd.	No	CHINA
Gold	CID002762	L'Orfebre S.A.	Yes	ANDORRA
Tantalum	CID001076	LSM Brasil S.A.	Yes	BRAZIL
Gold	CID001078	LS-NIKKO Copper Inc.	Yes	KOREA, REPUBLIC OF
Gold	CID001093	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	No	CHINA
Tin	CID003379	Ma'anshan Weitai Tin Co., Ltd.	Yes	CHINA
Tin	CID002468	Magnu's Minerais Metais e Ligas Ltda.	Yes	BRAZIL
Tin	CID001105	Malaysia Smelting Corporation (MSC)	Yes	MALAYSIA
Tungsten	CID002319	Malipo Haiyu Tungsten Co., Ltd.	Yes	CHINA
Gold	CID002606	Marsam Metals	Yes	BRAZIL
Tungsten	CID002543	Masan Tungsten Chemical LLC (MTC)	Yes	VIETNAM
Gold	CID001113	Materion	Yes	UNITED STATES
Gold	CID001119	Matsuda Sangyo Co., Ltd.	Yes	JAPAN
Tin	CID002500	Melt Metais e Ligas S.A.	Yes	BRAZIL
Tin	CID001142	Metallic Resources, Inc.	Yes	UNITED STATES
Tin	CID002773	Metallo Belgium N.V.	Yes	BELGIUM
Tin	CID002774	Metallo Spain S.L.U.	Yes	SPAIN
Tantalum	CID001163	Metallurgical Products India Pvt., Ltd.	Yes	INDIA
Gold	CID001149	Metalor Technologies (Hong Kong) Ltd.	Yes	CHINA
Gold	CID001152	Metalor Technologies (Singapore) Pte., Ltd.	Yes	SINGAPORE
Gold	CID001147	Metalor Technologies (Suzhou) Ltd.	Yes	CHINA
Gold	CID001153	Metalor Technologies S.A.	Yes	SWITZERLAND
Gold	CID001157	Metalor USA Refining Corporation	Yes	UNITED STATES
Gold	CID001161	Metalurgica Met-Mex Penoles S.A. De C.V.	Yes	MEXICO
Tantalum	CID001175	Mineracao Taboca S.A.	Yes	BRAZIL
Tin	CID001173	Mineracao Taboca S.A.	Yes	BRAZIL
Tin	CID001182	Minsur	Yes	PERU
Gold	CID001188	Mitsubishi Materials Corporation	Yes	JAPAN
Tin	CID001191	Mitsubishi Materials Corporation	Yes	JAPAN
Gold	CID001193	Mitsui Mining and Smelting Co., Ltd.	Yes	JAPAN
Tantalum	CID001192	Mitsui Mining and Smelting Co., Ltd.	Yes	JAPAN
Gold	CID002509	MMTC-PAMP India Pvt., Ltd.	Yes	INDIA
Gold	CID002857	Modeltech Sdn Bhd	No	MALAYSIA
Tin	CID002858	Modeltech Sdn Bhd	No	MALAYSIA
Tungsten	CID002845	Moliren Ltd.	Yes	RUSSIAN FEDERATION

Mineral	Smelter or refiner ID	Smelter or refiner name	RMAP-conformant*	Location of smelter or refiner
Gold	CID002282	Morris and Watson	No	NEW ZEALAND
Gold	CID002866	Morris and Watson Gold Coast	No	AUSTRALIA
Gold	CID001204	Moscow Special Alloys Processing Plant	Yes	RUSSIAN FEDERATION
Gold	CID001220	Nadir Metal Rafineri San. Ve Tic. A.S.	Yes	TURKEY
Gold	CID001236	Navoi Mining and Metallurgical Combinat	No	UZBEKISTAN
Tin	CID002573	Nghe Tinh Non-Ferrous Metals Joint Stock Company	No	VIETNAM
Gold	CID003189	NH Recytech Company	No	KOREA, REPUBLIC OF
Tungsten	CID002589	Niagara Refining LLC	Yes	UNITED STATES
Gold	CID001259	Nihon Material Co., Ltd.	Yes	JAPAN
Tantalum	CID001277	Ningxia Orient Tantalum Industry Co., Ltd.	Yes	CHINA
Tantalum	CID001200	NPM Silmet AS	Yes	ESTONIA
Tin	CID001314	O.M. Manufacturing (Thailand) Co., Ltd.	Yes	THAILAND
Tin	CID002517	O.M. Manufacturing Philippines, Inc.	Yes	PHILIPPINES
Gold	CID002779	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Yes	AUSTRIA
Gold	1USA043	Ohio Precious Metals	No (Unknown)	UNITED STATES
Gold	CID001325	Ohura Precious Metal Industry Co., Ltd.	Yes	JAPAN
Gold	CID001326	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Yes	RUSSIAN FEDERATION
Gold	CID001328	OJSC Kolyma Refinery	No	RUSSIAN FEDERATION
Gold	CID000493	OJSC Novosibirsk Refinery	Yes	RUSSIAN FEDERATION
Tin	CID001337	Operaciones Metalurgicas S.A.	Yes	BOLIVIA
Gold	CID001352	PAMP S.A.	Yes	SWITZERLAND
Gold	CID002872	Pease & Curren	No	UNITED STATES
Gold	CID001362	Penglai Penggang Gold Industry Co., Ltd.	No	CHINA
Tungsten	CID002827	Philippine Chuangxin Industrial Co., Inc.	Yes	PHILIPPINES
Tin	CID002507	Phoenix Metal Ltd.	No	RWANDA
Tantalum	CID002540	Plansee SE Liezen	No	AUSTRIA
Tantalum	CID002556	Plansee SE Reutte	No	AUSTRIA
Gold	CID002919	Planta Recuperadora de Metales SpA	Yes	CHILE
Tungsten	CID002532	Pobedit, JSC	No	RUSSIAN FEDERATION
Tin	CID003208	Pongpipat Company Limited	No	MYANMAR
Tantalum	CID002847	PRG Dooel	Yes	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF
Gold	CID001386	Prioksky Plant of Non-Ferrous Metals	Yes	RUSSIAN FEDERATION
Tin	CID001393	PT Alam Lestari Kencana	No	INDONESIA
Gold	CID001397	PT Aneka Tambang (Persero) Tbk	Yes	INDONESIA
Tin	CID000309	PT Aries Kencana Sejahtera	Yes	INDONESIA
Tin	CID001399	PT Artha Cipta Langgeng	Yes	INDONESIA
Tin	CID002503	PT ATD Makmur Mandiri Jaya	Yes	INDONESIA
Tin	CID001402	PT Babel Inti Perkasa	Yes	INDONESIA
Tin	CID001406	PT Babel Surya Alam Lestari	Yes	INDONESIA
Tin	CID001409	PT Bangka Kudai Tin	No	INDONESIA
Tin	CID002776	PT Bangka Prima Tin	Yes	INDONESIA
Tin	CID001412	PT Bangka Putra Karya	No	INDONESIA

Mineral	Smelter or refiner ID	Smelter or refiner name	RMAP-conformant*	Location of smelter or refiner
Tin	CID003205	PT Bangka Serumpun	Yes	INDONESIA
Tin	CID001416	PT Bangka Timah Utama Sejahtera	No	INDONESIA
Tin	CID001419	PT Bangka Tin Industry	Yes	INDONESIA
Tin	CID001421	PT Belitung Industri Sejahtera	Yes	INDONESIA
Tin	CID001424	PT BilliTin Makmur Lestari	No	INDONESIA
Tin	CID001428	PT Bukit Timah	Yes	INDONESIA
Tin	CID002696	PT Cipta Persada Mulia	No	INDONESIA
Tin	CID001434	PT DS Jaya Abadi	Yes	INDONESIA
Tin	CID001438	PT Eunindo Usaha Mandiri	No	INDONESIA
Tin	CID001442	PT Fang Di MulTindo	No	INDONESIA
Tin	2IDN035	PT HP Metals Indonesia	No (Unknown)	INDONESIA
Tin	CID002530	PT Inti Stania Prima	Yes	INDONESIA
Tin	CID001448	PT Karimun Mining	Yes	INDONESIA
Tin	CID002829	PT Kijang Jaya Mandiri	Yes	INDONESIA
Tin	2IDN036	PT Koba Tin	No (Unknown)	INDONESIA
Tin	CID002870	PT Lautan Harmonis Sejahtera	Yes	INDONESIA
Tin	CID002835	PT Menara Cipta Mulia	Yes	INDONESIA
Tin	CID001453	PT Mitra Stania Prima	Yes	INDONESIA
Tin	CID002757	PT O.M. Indonesia	No	INDONESIA
Tin	CID001457	PT Panca Mega Persada	Yes	INDONESIA
Tin	CID001486	PT Pelat Timah Nusantara Tbk	No	INDONESIA
Tin	CID000313	PT Premium Tin Indonesia	Yes	INDONESIA
Tin	CID001458	PT Prima Timah Utama	Yes	INDONESIA
Tin	CID003381	PT Rajawali Rimba Perkasa	Yes	INDONESIA
Tin	CID002593	PT Rajehan Ariq	Yes	INDONESIA
Tin	CID001460	PT Refined Bangka Tin	Yes	INDONESIA
Tin	CID001463	PT Sariwiguna Binasentosa	Yes	INDONESIA
Tin	CID001466	PT Seirama Tin Investment	No	INDONESIA
Tin	CID001468	PT Stanindo Inti Perkasa	Yes	INDONESIA
Tin	CID002816	PT Sukses Inti Makmur	Yes	INDONESIA
Tin	CID001471	PT Sumber Jaya Indah	Yes	INDONESIA
Tin	2IDN043	PT Timah Nusantara	No (Unknown)	INDONESIA
Tin	CID001477	PT Timah Tbk Kundur	Yes	INDONESIA
Tin	CID001482	PT Timah Tbk Mentok	Yes	INDONESIA
Tin	CID001490	PT Tinindo Inter Nusa	Yes	INDONESIA
Tin	CID002478	PT Tirus Putra Mandiri	Yes	INDONESIA
Tin	CID001493	PT Tommy Utama	Yes	INDONESIA
Tin	CID002479	PT Wahana Perkit Jaya	No	INDONESIA
Tin	2IDN045	PT Yinchendo Mining Industry	No	INDONESIA
Gold	CID001498	PX Precinox S.A.	Yes	SWITZERLAND
Gold	CID003324	QG Refining, LLC	No	UNITED STATES
Tantalum	CID001508	QuantumClean	Yes	UNITED STATES
Gold	CID001512	Rand Refinery (Pty) Ltd.	Yes	SOUTH AFRICA
Gold	CID000522	Refinery of Seemine Gold Co., Ltd.	No	CHINA
Gold	CID002582	REMONDIS PMR B.V.	Yes	NETHERLANDS

Mineral	Smelter or refiner ID	Smelter or refiner name	RMAP-conformant*	Location of smelter or refiner
Gold	CID002510	Republic Metals Corporation	No	UNITED STATES
Tantalum	CID002707	Resind Industria e Comercio Ltda.	Yes	BRAZIL
Tin	CID002706	Resind Industria e Comercio Ltda.	Yes	BRAZIL
Gold	CID001534	Royal Canadian Mint	Yes	CANADA
Tin	CID001539	Rui Da Hung	Yes	TAIWAN
Gold	CID002761	SAAMP	Yes	FRANCE
Gold	CID001546	Sabin Metal Corp.	No	UNITED STATES
Gold	CID002973	Safimet S.p.A	Yes	ITALY
Gold	CID002290	SAFINA A.S.	Active	CZECH REPUBLIC
Gold	CID002853	Sai Refinery	No	INDIA
Gold	CID001555	Samduck Precious Metals	Yes	KOREA, REPUBLIC OF
Gold	CID001562	Samwon Metals Corp.	No	KOREA, REPUBLIC OF
Gold	CID002777	SAXONIA Edelmetalle GmbH	Yes	GERMANY
Gold	CID001573	Schone Edelmetaal B.V.	No	NETHERLANDS
Gold	CID001585	SEMPSA Joyeria Plateria S.A.	Yes	SPAIN
Gold	CID002525	Shandong Humon Smelting Co., Ltd.	No	CHINA
Gold	CID001619	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	No	CHINA
Gold	CID001622	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	Yes	CHINA
Gold	CID002527	Shenzhen Zhonghenglong Real Industry Co., Ltd.	No	CHINA
Gold	CID001736	Sichuan Tianze Precious Metals Co., Ltd.	Yes	CHINA
Gold	CID002516	Singway Technology Co., Ltd.	Yes	TAIWAN
Gold	CID001756	SOE Shyolkovsky Factory of Secondary Precious Metals	Yes	RUSSIAN FEDERATION
Tin	CID001758	Soft Metais Ltda.	Yes	BRAZIL
Gold	CID001761	Solar Applied Materials Technology Corp.	Yes	TAIWAN
Tantalum	CID001769	Solikamsk Magnesium Works OAO	Yes	RUSSIAN FEDERATION
Tungsten	CID002815	South-East Nonferrous Metal Company Limited of Hengyang City	No	CHINA
Gold	CID003383	Sovereign Metals	No	INDIA
Gold	CID003153	State Research Institute Center for Physical Sciences and Technology	No	LITHUANIA
Gold	CID002567	Sudan Gold Refinery	No	SUDAN
Gold	CID001798	Sumitomo Metal Mining Co., Ltd.	Yes	JAPAN
Gold	CID002918	SungEel HiMetal Co., Ltd.	Yes	KOREA, REPUBLIC OF
Gold	CID001810	Super Dragon Technology Co., Ltd.	No	TAIWAN
Tin	CID002756	Super Ligas	No	BRAZIL
Gold	CID002580	T.C.A S.p.A	Yes	ITALY
Tantalum	CID001869	Taki Chemical Co., Ltd.	Yes	JAPAN
Gold	CID001875	Tanaka Kikinzoku Kogyo K.K.	Yes	JAPAN
Tungsten	CID001889	Tejing (Vietnam) Tungsten Co., Ltd.	Yes	VIETNAM
Tantalum	CID001891	Telex Metals	Yes	UNITED STATES
Tin	CID002834	Thai Nguyen Mining and Metallurgy Co., Ltd.	Yes	VIETNAM
Tin	CID001898	Thaisarco	Yes	THAILAND

Mineral	Smelter or refiner ID	Smelter or refiner name	RMAP-conformant*	Location of smelter or refiner
Gold	CID001916	The Refinery of Shandong Gold Mining Co., Ltd.	Yes	CHINA
Tin	CID003325	Tin Technology & Refining	Yes	UNITED STATES
Gold	CID001938	Tokuriki Honten Co., Ltd.	Yes	JAPAN
Gold	CID001947	Tongling Nonferrous Metals Group Co., Ltd.	No	CHINA
Gold	CID002587	Tony Goetz NV	No	BELGIUM
Gold	CID002615	TOO Tau-Ken-Altyn	Yes	KAZAKHSTAN
Gold	CID001955	Torecom	Yes	KOREA, REPUBLIC OF
Tantalum	CID002571	Tranzact, Inc.	No	UNITED STATES
Tin	CID002574	Tuyen Quang Non-Ferrous Metals Joint Stock Company	No	VIETNAM
Tantalum	CID001969	Ulba Metallurgical Plant JSC	Yes	KAZAKHSTAN
Gold	CID001977	Umicore Brasil Ltda.	Yes	BRAZIL
Gold	CID002314	Umicore Precious Metals Thailand	Yes	THAILAND
Gold	CID001980	Umicore S.A. Business Unit Precious Metals Refining	Yes	BELGIUM
Tungsten	CID002724	Unecha Refractory metals plant	Yes	RUSSIAN FEDERATION
Gold	CID001993	United Precious Metal Refining, Inc.	Yes	UNITED STATES
Gold	CID002854	Universal Precious Metals Refining Zambia	No	ZAMBIA
Gold	CID002003	Valcambi S.A.	Yes	SWITZERLAND
Tungsten	CID002011	Vietnam Youngsun Tungsten Industry Co., Ltd.	No	VIETNAM
Tin	CID002015	VQB Mineral and Trading Group JSC	No	VIETNAM
Gold	CID002030	Western Australian Mint (T/a The Perth Mint)	Yes	AUSTRALIA
Tin	CID002036	White Solder Metalurgia e Mineracao Ltda.	Yes	BRAZIL
Gold	CID002778	WIELAND Edelmetalle GmbH	Yes	GERMANY
Tungsten	CID002044	Wolfram Bergbau und Hutten AG	Yes	AUSTRIA
Tungsten	4RUS013	Wolfram Company CJSC	No	RUSSIAN FEDERATION
Tungsten	CID002843	Woltech Korea Co., Ltd.	Yes	KOREA, REPUBLIC OF
Tungsten	CID002320	Xiamen Tungsten (H.C.) Co., Ltd.	Yes	CHINA
Tungsten	CID002082	Xiamen Tungsten Co., Ltd.	Yes	CHINA
Tungsten	CID002830	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	Yes	CHINA
Tungsten	CID002095	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	Yes	CHINA
Tantalum	CID002508	XinXing HaoRong Electronic Material Co., Ltd.	Yes	CHINA
Gold	CID002100	Yamakin Co., Ltd.	Yes	JAPAN
Tantalum	CID001522	Yanling Jincheng Tantalum & Niobium Co., Ltd.	Yes	CHINA
Tantalum	CID002307	Yichun Jin Yang Rare Metal Co., Ltd.	No	CHINA
Gold	CID002129	Yokohama Metal Co., Ltd.	Yes	JAPAN
Tin	CID002158	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	Yes	CHINA
Gold	CID000197	Yunnan Copper Industry Co., Ltd.	No	CHINA
Tin	CID002180	Yunnan Tin Company Limited	Yes	CHINA

Mineral	Smelter or refiner ID	Smelter or refiner name	RMAP-conformant*	Location of smelter or refiner
Tin	CID003397	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	Yes	CHINA
Gold	CID002214	Zhongkuang Gold Industry Co., Ltd.	No	CHINA
Gold	CID002224	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Yes	CHINA
Tantalum	CID002232	Zhuzhou Cemented Carbide Group Co., Ltd.	No	CHINA

*“Yes” means the smelter or refiner is conformant with RMAP assessment protocols as reported by the RMI. “Active” means the smelter or refiner is active in the RMAP process (i.e., it has agreed to participate in the RMAP but the audit process has not yet been completed). “No” means the smelter or refiner is a known metal processor based on information available from the RMI or the Department of Commerce but has not been certified as conflict-free through the RMAP and is not active in the RMAP process. “No (Unknown)” means the Company was unable to verify such facility as a known metal processor based on information available from the RMI or the U.S. Department of Commerce.

Appendix 2
Identified Countries of Origin

Angola	Luxembourg
Argentina	Madagascar
Armenia	Malaysia
Australia	Mali
Austria	Mexico
Belarus	Mongolia
Belgium	Morocco
Bermuda	Mozambique
Bolivia	Myanmar
Brazil	Namibia
Burundi	Netherlands
Cambodia	New Zealand
Canada	Niger
Central African Republic	Nigeria
Chile	Papua New Guinea
China	Peru
Colombia	Philippines
Czech Republic	Poland
Democratic Republic of the Congo	Portugal
Djibouti	Republic of the Congo
Ecuador	Russian Federation
Egypt	Rwanda
Estonia	Saudi Arabia
Ethiopia	Sierra Leone
Finland	Singapore
France	Slovakia
Germany	South Africa
Ghana	South Sudan
Guinea	Spain
Guyana	Suriname
Hong Kong	Sweden
Hungary	Switzerland
India	Taiwan
Indonesia	Tajikistan
Ireland	Tanzania
Israel	Thailand
Italy	Turkey
Ivory Coast	Uganda
Japan	United Arab Emirates
Jersey	United Kingdom
Kazakhstan	United States
Kenya	Uzbekistan
Korea, Republic of	Vietnam
Kyrgyzstan	Zambia
Laos	Zimbabwe